Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(985,847)
Unrealized Gain (Loss) on Market Value of Futures	1,194,017
Dividend Income	223
Interest Income	217
ETF Transaction Fees	1,050
Total Income (Loss)	$209,660

Expenses
General Partner Management Fees	$10,479
Professional Fees	6,584
Brokerage Commissions	711
Prepaid Insurance Expense	245
NYMEX License Fee	210
Non-interested Directors' Fees and Expenses	108
Total Expenses	18,337
Expense Waiver	(5,762)
Net Expenses	$12,575
Net Income (Loss)	$197,085

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/15	$16,089,122
Additions (200,000 Shares)	2,582,605
Withdrawals (50,000 Shares)	(650,636)
Net Income (Loss)	197,085

Net Asset Value End of Month	$18,218,176
Net Asset Value Per Share (1,400,000 Shares)	$13.01

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2015 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612